UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 4, 2007

Date of Report (Date of earliest event reported)

MPC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

906 East Karcher Road, Nampa, ID 83687

(Address of principal executive offices)

(208) 893-3434

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement

On September 4, 2007, MPC Corporation, a Colorado corporation (“MPC”), and MPC-PRO LLC, a Delaware limited liability company and wholly-owned subsidiary of MPC (“MPC-PRO”), entered into an Asset Purchase Agreement with Gateway, Inc., a Delaware corporation (“Gateway”) and Gateway Technologies, Inc., a Delaware corporation (“Gateway Technologies”). Subject to the terms and conditions of the Asset Purchase Agreement, MPC-PRO will purchase from Gateway and its affiliates, the Professional Division, the portion of the Consumer Direct Division that markets business-related products, and a portion of the Customer Care & Support department that provides technical services to customers of the Professional and Consumer Direct Divisions (collectively, the “Professional Business”). The Professional Business is engaged in the sale, resale and marketing of desktop computer systems, laptops, servers, networking gear and other peripherals, and replacement parts to educational institutions, government entities (federal, state and local), value-added resellers and certain other resellers, and small business sales generated by Gateway’s web and phone centers. A copy of the Asset Purchase Agreement is filed herewith as Exhibit 2.1 and incorporated herein by this reference. The description of the Asset Purchase Agreement included herein is qualified in its entirety by reference to such document.

Subject to the terms and conditions of the Asset Purchase Agreement, which has been approved by the board of directors of MPC and Gateway, MPC-PRO will acquire specified inventory, customer lists and customer relationships, and the sales, marketing, service and administrative functions supporting the Professional Business. The acquisition will include the purchase of all of the capital stock of Gateway Companies Inc., a Delaware corporation (“GCI”) and the membership interests of Gateway Professional, LLC, a Delaware limited liability company (“GP”) and Gateway Pro Partners, LLC, a Delaware limited liability company (“GCC”).

As consideration, MPC-PRO will assume certain warranty and other obligations currently estimated at approximately $60 million and issue a promissory note estimated at approximately $10 million. The promissory note is subject to adjustment based on the Final Net Inventory/Liability Statement as defined in the Asset Purchase Agreement; a copy of such form of promissory note is filed herewith as Exhibit 99.1 and incorporated herein by this reference. The promissory note will bear interest at 8% and is repayable within six months of the closing date in equal bi-monthly installments. In addition, MPC will issue shares of MPC common stock totaling 19.9% of the MPC outstanding common stock as of the Closing Date (the “MPC Common Shares”), and, the greater of, (i) that number of shares of Series B Preferred Stock of MPC that would fully convert into 4.0 million shares of MPC common stock (following approval by MPC’s shareholders permitting such conversion) and (ii) that number of shares of Series B Preferred Stock of MPC that, assuming the full conversion of such shares into MPC common stock (and approval by MPC’s shareholders permitting such conversion), would be equal to the difference between (a) 19.9% of the outstanding common stock of MPC as of the Closing Date on a fully-diluted basis (excluding securities issued to MPC employees under MPC’s current employee equity plans) and (b) the number of shares of the MPC Common Shares (the “MPC Preferred Shares” and, together with the MPC Common Shares, the “MPC Shares.”) Based on the closing price of MPC Common Stock (as reported on the American Stock Exchange) of $1.93 on September 4, 2007, the total value of the transaction, including the warranty and other liabilities, the promissory note, and the MPC Shares, is estimated to be approximately $90 million. The acquisition is expected to close early in the fourth quarter of 2007.

Consummation of the transaction is subject, among others, to the following conditions: (1) MPC shall have raised at least $9.0 million in additional cash and cash equivalents through the conversion of outstanding convertible securities, the exercise of warrants or the sale of additional equity securities, as measured relative to MPC’s cash and cash equivalents as of the date of the Asset Purchase Agreement; (2) MPC and Gateway shall have entered into a Lock-Up Agreement with respect to the MPC shares, (a copy of the Form of Lock-Up Agreement is filed herewith as Exhibit 99.2 and incorporated herein by reference); (3) MPC shall have entered into a Registration Rights Agreement with respect to the MPC Common Stock and MPC Series B Preferred Stock issued as consideration to the transaction, (a copy of the Form of Registration Rights Agreement is filed herewith as Exhibit 99.3 and incorporated herein by reference), (4) MPC and Gateway shall have entered into a Transition Services Agreement (a copy of the Form of Transition Services Agreement is filed herewith as Exhibit 99.4 and incorporated herein by reference); (5) MPC-PRO, Gateway and Wells Fargo Bank, National Association, acting though its Wells Fargo Business Credit operating division (“WFBC”), shall have entered into an Intercreditor Agreement (a copy of the Form of Intercreditor Agreement is filed herewith as Exhibit 99.5 and incorporated herein by reference); (6) GCI, which currently owns a 60% membership interest in GCC, will hold a 100% in GCC at closing, and (7) the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. There are other customary conditions, warranties, representations and covenants under the Asset Purchase Agreement.

Under the Lock-Up Agreement, Gateway will not offer, sell, contract to sell, short, pledge or otherwise dispose of any MPC common stock beneficially owned, held or hereafter acquired by Gateway or its affiliates for a period of 12 months (the “Restriction Period”), except for Permitted Transfers as defined by the agreement.

The Registration Rights Agreement provides that following the Restriction Period as set forth in the Lock-Up Agreement and upon receipt of a demand request from Gateway, MPC shall file a registration statement with respect to the Registrable Securities, as defined by the agreement (generally, the MPC Shares issued in connection with the transaction.) The Registration Rights Agreement grants Gateway customary and piggyback registration rights.

Under the Transition Services Agreement, Gateway will provide accounting, human resource, manufacturing, procurement, marketing, information technology, and other specified services (collectively, “the Services”). Gateway will also undertake certain buy/sell activity of components on behalf of MPC-PRO in the course of providing the Services which will include the procuring of components from component suppliers and selling of such components to original design manufacturers (“ODMs”) in support of the manufacture at such ODMs of finished goods that are being ordered from the ODMs by Gateway for subsequent sale to MPC-PRO (the “Buy/Sell Activity”). As consideration for the Services, MPC-PRO will pay Gateway a total of $6.2 million payable in eight bi-weekly installments of $724 thousand commencing on the second Friday after the closing date, and one payment of $362 thousand due on the seventeenth Friday after the closing date. MPC-PRO will also reimburse Gateway for all incremental software license fees paid in the course of providing the Services that are approved by MPC-PRO and in addition to reimbursement for all Buy/Sell activity at rates as specified in the Transition Services Agreement. Transition Services Agreement will continue in effect from the closing date until the latest expiration date specified by the Agreement for the Services, generally for 17 weeks, unless the Agreement or any Service provided is earlier terminated by MPC-PRO.

MPC-PRO entered into a Lease Agreement with Gateway to lease a portion of an administrative facility in North Sioux City, South Dakota for a term of 5 years from the Lease Commencement Date, as defined, with two 5-year renewal options. Under the Lease Agreement, the monthly initial base rent is $36 thousand per month with annual escalation in base rent as specified in the Lease Agreement. Effectiveness of the Lease Agreement is subject to the close of the transaction.

The Intercreditor Agreement will provide Gateway a junior security interest in accounts receivable generated on or after the Closing Date, inventory, and all other property of MPC-PRO as specified in the agreement (the “WFBC Collateral”) to secure the payment of all obligations owing to Gateway under the Transition Services Agreement (the “TSA Obligations”). WFBC and MPC-PRO will agree to set aside certain accounts receivable for the payment of the TSA Obligations.

All MPC Series B Preferred Stock to be issued to Gateway converts to MPC common stock (i) upon shareholder approval by a majority of the MPC common shareholders and (ii) at such time as the shares may be converted without causing Gateway's beneficial ownership of MPC common stock to exceed 19.9% (the “Series B Automatic Conversion Event”). Under the Asset Purchase Agreement, Gateway agrees to vote in favor of the Series B Automatic Conversion Event. In the event shareholder approval is not obtained within one year of the closing date, all outstanding shares of Series B Preferred Stock are to be redeemed by MPC at 1.5 times the closing price times the number of shares of MPC common stock into which the Series B Preferred Stock is then convertible.

The MPC Series B Preferred Stock will be participating, non-voting and will have a liquidation preference equal to $.00000001 per share. MPC will file an amendment to its amended and restated articles of incorporation with the State of Colorado which specifies the rights, limitations and preferences of the Series B Preferred Stock. A copy of the form of Articles of Amendment to the Amended and Restated Articles of Incorporation of MPC Corporation is filed herewith as Exhibit 3.1 and is incorporated herein by reference. The investment bank Maxim Group LLC is acting as an advisor to MPC in connection with the exercise of the warrants and conversion of the convertible securities.

Gateway will have the right to designate one individual to be nominated for election to the MPC Board of Directors. MPC agrees to take all necessary actions to ensure the nominee will be elected to the MPC Board in accordance with the terms of the Asset Purchase Agreement.

MPC and Gateway will enter into a Limited License Agreement to grant MPC a non-exclusive, royalty-free, one-year use of Gateway Licensed Marks on Licensed Products, as defined, subject to the terms and conditions of the agreement. A copy of the form of the Limited License Agreement is filed herewith as Exhibit 99.6 and is incorporated herein by reference.

Additional exhibits related to the Asset Purchase Agreement filed herewith include Agreed Accounting Principles as Exhibit 99.7 and Form of Bill of Sale as Exhibit 99.8.

On September 5, 2007, MPC issued a press release regarding the execution of the Asset Purchase Agreement. A copy of the press release is filed herewith as Exhibit 99.9.

The foregoing descriptions of the Asset Purchase Agreement and related documents and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to such documents. The Asset Purchase Agreement has been included to provide you with information regarding its terms. The Asset Purchase Agreement contains representations and warranties made by the parties to each other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Asset Purchase Agreement. While MPC does not believe that the disclosure schedules contain information that MPC is required to disclose pursuant to applicable securities laws, other than information that has already been publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Asset Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in MPC's general prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in MPC's public disclosures.

Risk Factors related to the Acquisition of the Gateway Professional Business

The acquisition of the Professional Business may not close.

The acquisition of the Professional Business is subject to several contingencies including obtaining applicable regulatory approvals, and our raising of $9 million through the exercise of outstanding warrants. It is possible that all of the contingencies will not be satisfied and that the transaction will not close.

If the transaction to acquire the Professional Business does not close, we will face significant challenges and could lose our listing on AMEX.

We have spent considerable time and energy in connection with the negotiation of the possible acquisition of the Professional Business. If the transaction does not close, we would face significant challenges, and may not be able to continue as a going concern. Our revenues have continued to fall in recent periods, and the continued decrease of revenues would intensify the challenges we face with respect to liquidity and financial resources. We are not in compliance with continued listing standards on AMEX, and our efforts to maintain our AMEX listing are significantly dependent on our ability to consummate the acquisition of the Professional Business.

The revenue and operating performance of the Professional Business has been declining.  There is no assurance that we will be profitable after the acquisition of the Professional Business.

The revenue and segment contribution of Gateway’s business segment relating to the Professional Business has been declining.  According to Gateway’s annual report on Form 10-K for the fiscal year ended December 31, 2006, the Professional segment had revenues of $896 million, $987 million, and $1,114 million, respectively for the years ended December 31, 2006, 2005 and 2004.  Segment contribution for the Professional segment totaled $(6.5) million, $16.9 million, and $58.4 million, respectively, for the years ended December 31, 2006, 2005 and 2004.   There is no assurance that we will be successful in reversing this trend of declining revenues or that the Professional Business will be profitable.  If we are not successful, there is a material possibility that it would result in the failure of our business, and you could lose your entire investment.

Inability to successfully integrate new/combined management teams could adversely affect our financial condition and results of operations.

The successful acquisition and future operations of the Professional Business is highly dependent on the successful integration of the Gateway management team.  We may incur various issues including, an inability to retain critical members of the management team, experience significant differences in management or operating philosophy, or encounter difficulties in the timely execution of critical directives that may impact the integration of the Professional Business and/or combined operations and performance of our company.

Our limited liquidity may result in an inability to meet the financing needs of the larger combined company.

As previously discussed under “Risks Relating to Our Company” in our Form 10-KSB/A for the year ended December 31, 2006, we face significant liquidity and working capital constraints that negatively impact our business.  We will encounter additional complexities and costs of a significantly larger organization that will cause additional strain on our limited resources. We expect revenues to grow as a result of the acquisition, and we believe that we will have adequate working capital to manage the business. However, our limited liquidity may result in an inability to meet the future financing needs of the larger combined company, which could impact our business strategies including the full integration of the Professional Business, and could result in the failure of our business and bankruptcy.

Failure to expand our accounts receivable credit facility with Wells Fargo to include accounts receivable accounts from the Professional Business would significantly damage our liquidity.

As previously discussed under “Liquidity and Capital Resources” in our Form 10-KSB/A for the year ended December 31, 2006, on November 16, 2006, we entered into an agreement with Wells Fargo for a Receivables Advance Facility that replaced an existing line of credit with another bank. We have entered into discussions with Wells Fargo to expand our accounts receivable credit facility after the transaction to acquire the Professional Business closes, to include accounts receivable transactions of the Professional Business under substantially the same credit terms as we have today in order to continue to fund our operations post-close. In connection with this arrangement, we anticipate entering into the Intercreditor Agreement.

Under the Receivables Advance Facility, we may assign to Wells Fargo, and Wells Fargo may purchase from us, certain accounts receivable. Wells Fargo will advance us a percentage of the value of the purchased accounts. The Receivables Advance Facility provides us with liquidity only to the extent that we are able to generate accounts receivable from our operations, and does not provide for borrowing by us against the value of our other assets. Additionally, Wells Fargo has the right to require that we repurchase the purchased accounts in the event our customer does not pay the accounts within specified timeframes, if a material customer dispute arises, or in the event of a default under the Receivables Advance Facility. Wells Fargo has discretion as to the percentage advanced to us against any accounts. Wells Fargo is not obligated to purchase any accounts from us that Wells Fargo deems unacceptable in its sole discretion, and it is not required to purchase any minimum amount of accounts receivable from us. Because of Wells Fargo’s discretion pursuant to the terms of the Receivables Advance Facility and because borrowing is available only against accounts receivable generated from our operations, we cannot assure you of the amount of liquidity, if any, that will be available to us from Wells Fargo.

Should we be successful in obtaining an expansion of our Receivables Advance Facility with Wells Fargo, we will have additional constraints after the Professional Business transaction under the terms of the Intercreditor Agreement. The Intercreditor Agreement will provide among other things, that after our first week of operations post closing, our ability to factor receivables to Wells Fargo will be blocked and secured in favor of Gateway up to the amount of our payable with Gateway pursuant to the terms of the Transition Services Agreement for the 4-month period after the close (“Transition Period”). As a result, this agreement will limit our liquidity during the Transition Period. In addition, the Intercreditor Agreement will give Gateway a junior security interest in our assets only behind Wells Fargo to secure our obligations to Gateway.

The Receivables Advance Facility with Wells Fargo is secured by substantially all of our assets. In the event we default, our assets will be subject to foreclosure by both Wells Fargo and Gateway. Additionally, Wells Fargo has several additional remedies for default, including acceleration of our payment obligations and discontinuation of the purchase of accounts receivable. If, in the event of a default by us, Wells Fargo forecloses under the Receivables Advance Facility, we may be forced to declare bankruptcy and you will likely lose the entire value of your investment.

Gateway's warranty and other obligations assumed by us may exceed those contemplated at the time of the acquisition.

We will assume all of the warranty obligations and certain other obligations of the Professional Business.  The amount of the assumed obligations and timing of related cash flows to fund such obligations may differ from our estimates and could adversely impact our limited ability to fund these obligations and adversely impact our relationship with customers and suppliers. While we are indemnified by Gateway for certain past liabilities of the Professional Business, it is possible that we could become liable for obligations arising out of prior operations of the Professional Business. We are not indemnified for prior liabilities of the GCC, and would be responsible for any associated liabilities. Additionally, we have agreed to assume certain potential environmental liabilities with respect to Gateway products previously sold by the Professional Business.

We may experience difficulties or delays in transitioning the Professional Business to our IT systems.

Our ability to integrate the financial, human resource, sales, procurement and other data of the Professional Business into our IT systems is dependent upon receiving and testing the data from Gateway and effectively remediating any identified issues in a timely fashion. In addition, we have some processes that are manually intensive.  We may experience difficulties in the timely remediation of all IT issues or in applying our manual processes over an expected large volume of data from the Professional Business, which may lead to inefficiencies, delays, inaccurate information processing, or we may experience other unforeseen issues that could adversely impact our business and financial reporting.

The combined company may face increased risk of intellectual property lawsuits, inasmuch as Gateway has significantly more licenses than us.

Gateway has significantly more patent licenses than us relating to various aspects of its products and business methods of the Professional Business. It is possible that the acquisition of the Professional Business will result in increased intellectual property litigation and claims against us. While we are indemnified by Gateway for prior intellectual property infringement of the Professional Business, we will not be indemnified for future infringement. Intellectual property litigation is very costly, and any judgments against us with respect to intellectual property infringement could have a material adverse impact on our business and could cause our bankruptcy. In addition, responding to such claims and litigation, regardless or their merit, is time consuming and diverts the attention of management and technical personnel. Given our significant liquidity challenges, it is unlikely that we would be able to pay any significant judgments against us, and it is probable that we would not have sufficient funds to enter into any material settlement with respect to intellectual property matters. While it may be necessary in the future to seek or renew these licenses, there is no assurance that these licenses can be renewed or will be available on commercially reasonable terms, or that we would have the funds to acquire such licenses given our liquidity challenges.  If we or our suppliers are unable to obtain such licenses, we may be forced to market the Professional Business products without certain desirable technological features. We could also incur substantial costs to redesign these products around other parties’ protected technology.

The cost of the acquisition could adversely impact our operating results and cash flows.

We will incur significant costs in connection with the acquisition, transition and integration of the Professional Business.  These costs may cause additional strain on our liquidity and adversely impact our cash flows and operating results.  We may not have sufficient cash flows to fund all of these costs, which, in turn, may prevent us from adequately implementing some or all of the steps in the transition and integration of the Professional Business into our business and realizing anticipated synergies.  If we are unable to complete all of our transition and integration plans, it may adversely impact the operation of our business and result in among other issues, higher operating costs than planned, a loss of revenue, employee retention problems or other unforeseen issues.

Gateway personnel may choose to leave the company.

In conjunction with the acquisition of the Professional Business, we will extend offers of employment to a substantial number of Professional Business employees to continue employment with us after the acquisition.  While we anticipate that the majority of these offers will be accepted, it is possible that not all of the offers will be accepted, and even if the offers are accepted, it is possible that the employees will not elect to remain with us on a long term basis. The loss of key sales personnel could negatively impact our ability to retain customers. Additionally, the loss of key personnel could impact the efficiency and performance and, cause administrative issues, delay or cause other challenges in the integration and transition of the business to us, or other issues.

Gateway's suppliers may not be willing to provide credit terms to us on acceptable terms.

Gateway has a stronger financial position, greater liquidity, and a better credit standing than us.  As a result of our acquisition of the Professional Business, it is possible that the suppliers to the Professional Business may not be willing to provide credit to us on the same terms as they offer to Gateway or on other acceptable terms.  In the event suppliers reduce, restrict or eliminate their credit lines, it would adversely impact our limited liquidity, impact our operating cash flows, cause delays in receiving components, effect our ability to timely deliver to our customers and retain those customers, sell additional products or satisfy other obligations.

Inability to retain Gateway customers could result in lower than anticipated revenues for the combined company. We will receive only a one-year license of the Gateway name, and the loss of the right to use that name could result in decreased sales.

We believe the products of the combined company will continue to have an excellent reputation for quality and service. However, it is probable that we will not retain all of the current customers of the Professional Business. Our inability to retain customers of the Professional Business could result in lower than anticipated revenues for the combined company.  The customers of the Professional Business may choose to buy products from our competitors rather than us should they have a perception of higher quality, better service, greater financial strength or other factors.  We will receive a one-year license to utilize the Gateway name and trademark. We believe the Gateway name and trademark offers significantly more brand recognition than the MPC name and trademark, and the loss of the right to use the Gateway trademark after one year could have a negative impact on sales..

The granting of shares to Gateway will dilute existing MPC shareholders.

As part of the consideration for the purchase of the Professional Business, Gateway will receive an approximate 19.9% equity stake in MPC. The issuance of these shares to Gateway in connection with the transaction will dilute our existing common shareholders, could possibly negatively impact the market value of the common stock, and make Gateway the largest holder of our common stock.  After consummation of the acquisition, Gateway will have influence over matters requiring shareholder approval, and as such, may approve actions that are adverse to your interests or negatively impact the value of your investment.

The inability of the combined company to timely achieve SOX compliance for the combined operation could adversely impact us.

We are in the process of meeting certain requirements in connection with the implementation of the provisions of the Sarbanes-Oxley Act of 2002 (“SOX”). We anticipate that we will be required to achieve SOX compliance for the Professional Business by the end of 2008. There can be no assurance that we will timely achieve SOX compliance with respect to the Professional Business. Should we be unable to timely achieve SOX compliance, it could adversely affect our business and negatively impact the value of your investment.

Integrating product lines and developing/continuing research & development activities may prove unsuccessful.

Integrating the product lines of MPC and the Professional Business will be critical to the effectiveness and efficiency of our future operations including sales, procurement, manufacture, production, and distribution of our products.  A successful and timely integration will avoid costs of multiple systems and duplicative human resources, streamline the marketing and procurement functions and simplify the manufacturing and delivery of our products.

In addition, we will benefit from an increased focus on fewer product lines and market branding of our products.  If we are not successful in the timely integration of the product lines, it may adversely impact our results of operations and financial condition.

The PC industry is characterized by short product life cycles resulting from rapid changes in technology, consumer preferences and declining product prices.  Our internal engineering personnel work closely with product and component suppliers and other technology developers to evaluate the latest developments in PC and non-PC products.  There is no assurance that we will continue to have access to, or have the right to use, new technology, or be successful in the incorporation of such technology in our products in a timely manner.

Inventory may not be sufficient to satisfy backlog or products under warranty, requiring the combined entity to acquire additional inventory than planned.

As a part of the acquisition of the Professional Business, we expect to acquire approximately $30 million of inventory.  The inventory may not be sufficient to satisfy the acquired backlog of orders or products under warranty of the Professional Business and would require us to purchase additional inventory, which may adversely impact our limited liquidity and cash flows. To the extent we are unable to purchase additional parts and components on a timely basis, we may lose orders in backlog and related customers, which could ultimately materially affect our results of operations and financial position.

Item 7.01 Regulation FD Disclosure

In June 2007, MPC management made presentations under non-disclosure agreements regarding the proposed acquisition of Gateway’s Professional Business to certain investors who had participated in two private placement financings in September 2006. A copy of the presentation presented entitled “MPC Corporation’s Proposed Acquisition of Gateway’s ‘Professional’ Business Unit,” is furnished as Exhibit 99.10 to this Form 8-K pursuant to Item 7.01. Exhibit 99.10 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. The financial information in the presentation was provided as of the date presented and may not reflect management’s current expectations. Investors are encouraged to carefully review the cautionary statement set forth in the presentation.

Item 9.01	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

2.1	Asset Purchase Agreement dated September 4, 2007*
3.1	Form of Amended Articles of Incorporation
99.1	Form of Promissory Note
99.2	Form of Lock-Up Agreement
99.3	Form of Registration Rights Agreement
99.4	Form of Transition Services Agreement
99.5	Form of Intercreditor Agreement
99.6	Form of Limited License Agreement
99.7	Agreed Accounting Principles
99.8	Form of Bill of Sale
99.9	Press release issued by MPC Corporation dated September 5, 2007
99.10	June 2007 Investor Presentation

* Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(B)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPC CORPORATION

Date: September 5, 2007	By: /s/ Curtis M. Akey Curtis M. Akey Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement dated September 4, 2007*
3.1	Form of Amended Articles of Incorporation
99.1	Form of Promissory Note
99.2	Form of Lock-Up Agreement
99.3	Form of Registration Rights Agreement
99.4	Form of Transition Services Agreement
99.5	Form of Intercreditor Agreement
99.6	Form of Limited License Agreement
99.7	Agreed Accounting Principles
99.8	Form of Bill of Sale
99.9	Press release issued by MPC Corporation dated September 5, 2007
99.10	June 2007 Investor Presentation

* Schedules and similar attachments to the Asset Purchase Agreement have been omitted pursuant to Item 601(B)(2) of Regulation S-K. The Registrant will furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.